EXHIBIT 21.1      SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY

                       Jurisdiction of                    Percentage of Voting
Name                   Incorporation                      Securities Owned
----                   -------------                      ----------------

Arkhei                 Russia                             100 (a)
Kitoi                  Russia                             100 (a)
RDDM                   Russia                             100 (a)

(a)  Included in the consolidated financial statements filed herein.